SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.__ )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ _ ]

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[ _ ] Preliminary Proxy Statement

[ _ ] Confidential, for Use of the Commission Only (as permitted By Rule 14a-6 (e) (2) )

[ X ] Definitive Proxy Statement

[ _ ] Definitive Additional Materials

[ _ ] Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

THERMA-WAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
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  Amount Previously Paid:

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Notes:

Therma-Wave, Inc.

1250 Reliance Way
Fremont, California 94539

June 28, 2002

To our stockholders:

You are cordially invited to the 2002 Annual Meeting of Stockholders for Therma-Wave, Inc.

Date:	July 30, 2002
Time:	11:00 a.m., Pacific Daylight Time
Place:	Fremont Marriott, 46100 Landing Parkway, Fremont, California 94538

At the Annual Meeting, you will have the opportunity to vote to:

  elect three directors; and

  approve an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 3,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our stock option plans adopted in 1997 and plus an annual increase of one percent of the company's outstanding shares) to a total of 6,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our stock option plans adopted in 1997 and plus an annual increase of one percent of the company's outstanding shares); and

  approve an amendment to our Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance from 35,000,000 shares to 75,000,000 shares.

In addition to the formal items of business, Therma-Wave will review the major developments of fiscal 2002 and answer questions that you may have about the company and our activities.

This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on June 7, 2002, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

We look forward to seeing you at the meeting.

Sincerely,

L. Ray Christie
Vice President, Chief Financial Officer
and Secretary

PROXY STATEMENT FOR THE
THERMA-WAVE, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement

You have been sent this Proxy Statement and the enclosed proxy card because Therma-Wave's board of directors is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

This Proxy Statement and the enclosed proxy card were sent on June 28, 2002 to all stockholders who owned Therma-Wave common stock at the close of business on June 7, 2002, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of Therma-Wave's stockholders will be open for examination at Therma-Wave's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 29,129,882 shares of Therma-Wave common stock outstanding.

Number of Votes

Each share of Therma-Wave common stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates the number of shares of Therma-Wave common stock that you own.

The Quorum Requirement

At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

Voting by Proxy

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

  "FOR" the election of the one nominee for Class I director and two nominees for Class III directors;

  "FOR" the approval of an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 3,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our stock option plans adopted in 1997 and plus an annual increase of one percent of our outstanding shares) to a total of 6,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our stock option plans adopted in 1997 and plus an annual increase of one percent of our outstanding shares); and

  "FOR" the approval of an amendment to our Restated Certificate of Incorporation to increase the total number of shares of common stock authorized from 35,000,000 shares to 75,000,000 shares.

If any other matter is presented at the Annual Meeting, your shares will be voted in accordance with the proxy representative's best judgement. Presently, the company knows of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

  You may send in another proxy with a later date.

  You may notify Therma-Wave's Secretary in writing before the Annual Meeting.

  You may attend the meeting and vote in person.

Voting in Person

If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 7, 2002, the record date for voting.

Approving the Proposals

At the Annual Meeting, the three nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes.

In order for the amendment to the 2000 Equity Incentive Plan to be approved, the amendment must receive an affirmative vote from a majority of the shares present and voting, cast either in person or by proxy. Abstentions will be counted as if they were votes against the amendment.

In order for the amendment to our Restated Certificate of Incorporation to be approved, the amendment must receive an affirmative vote from a majority of our outstanding common stock, cast either in person or by proxy. Abstentions will be counted as if they were votes against the amendment.

The Effect of Broker Non- Votes

Under the rules of the Nasdaq National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on either of the proposals, these "broker non-votes" will not be counted as voting either for or against the proposals.

The Cost of Soliciting Proxies

Therma-Wave will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, Therma-Wave's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. Therma-Wave will not compensate these directors and employees additionally for this solicitation, but Therma-Wave may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Therma-Wave will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Therma-Wave will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

PROPOSALS

The Therma-Wave board of directors is soliciting your vote with respect to each of the following proposals. The company does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representatives' best judgment. The board recommends that you vote "FOR" each of the following proposals:

Proposal I: Electing Directors

The board has nominated Ms. Talat F. Hasan as a Class I director and Dr. David E. Aspnes and Mr. John D'Errico as Class III directors to be elected at the Annual Meeting. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Ms. Hasan will hold office until the annual meeting in 2003 or until her successor has been duly elected and qualified, and Dr. Aspnes and Mr. D'Errico will hold office until the annual meeting in 2005, or until their successors have been duly elected and qualified.

The company knows of no reason why any of these nominees may be unable to serve as a director. If a nominee is unable to serve, your proxy may vote for another nominee proposed by the board. If any director resigns, dies or is otherwise unable to serve out a complete term, or the board increases the number of directors, the board may fill the vacancy through a majority vote of those serving at that time.

Proposal II: Amending the 2000 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by 3 million shares.

The board has approved an amendment to our 2000 Equity Incentive Plan, or the 2000 Plan, to increase the number of shares authorized for issuance under the 2000 Plan by three million shares of our common stock. The increase would allow more employees to participate to a greater degree in the 2000 Plan and receive potentially greater benefits from future appreciation of the company's stock.

Proposal III: Amending our Restated Certificate of Incorporation to increase the total number of shares of our common stock authorized for issuance by 40 million from 35 million shares to 75 million shares.

The board has approved an amendment to our Restated Certificate of Incorporation to increase the total number of shares of our common stock authorized for issuance. The shares will be available for issuance by the board of directors for proper corporate purposes, including but not limited to, acquisitions, investments and strategic relationships, financing and compensation plans. Other than in connection with the company's stock plans and outstanding warrants, the company has no present intent to issue any shares of common stock.

PROPOSAL NO. 1:
Election of Ms. Talat F. Hasan
as Class I Director
and Dr. David E. Aspnes and Mr. John D'Errico
as Class III Directors

The Board of Directors

The board oversees the business and other affairs of Therma-Wave and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in the day- to-day operations of Therma-Wave. Board members keep themselves informed through discussions with the President and Chief Executive Officer, other key executives and the company's principal external advisors (such as legal counsel, independent public accountants, investment bankers and other consultants) by reading reports and other materials that are sent to them and by participating in board meetings.

Dr. Allan Rosencwaig resigned from Therma-Wave's board of directors on May 10, 2002. As of June 7, 2002, eight individuals were serving on the board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each director serving a term of three years, or until a successor is elected.

This year the Class III directors, Dr. Aspnes and Mr. D'Errico are up for election. Also, Ms. Hasan, a Class I director, has been nominated by the board for election by the stockholders as she has been previously elected by the board.

The board held seven meetings during fiscal 2002. All incumbent board members participated in 75 percent or more of the aggregate of the total number of board meetings held during their periods of service in fiscal 2002 and the total number of meetings held by board committees on which they served during their periods of service in fiscal 2002.

Class I Director (Nominated for Election; Term Expiring at the 2003 Annual Meeting)

 Name of Nominee           Age                   Positions Held
------------------         ----  ----------------------------------------------
  Talat F. Hasan            50 With Therma-Wave:
Director, Senior Vice          . Director,  since February 2002
  President and                . Senior Vice President,  since January 2002
Chief Executive Officer        . President and Chief Executive Officer of Sensys
of Sensys Instruments            Instruments Corporation, a wholly-owned
Corporation, a wholly-           subsidiary of Therma-Wave, since January 2002
owned subsidiary of
   Therma-Wave                 With Others:
                               . Founder, Chairman and Chief Executive Officer of
                                 Sensys Instruments Corporation from 1996 to 2002
                               . Senior Vice President of Tencor Instruments from
                                 1994 to 1995
                               . Founder, Director and Senior Vice President of
                                 Prometrix Corporation from 1983 to 1994

Class III Directors (Nominated for Election; Term Expiring at the 2005 Annual Meeting)

Name of Nominee          Age                   Positions Held
----------------         ----  ----------------------------------------------
Dr. David E. Aspnes       63 With Therma-Wave:
    Director                 . Director since 2001

                             With Others:
                             . Distinguished Professor of Physics, North
                               Carolina State University since 1992
                             . Department Head, Bell Communications
                               Research, Inc. from 1984 to 1992
                             . Various Technical Positions, Bell
                               Laboratories from 1967 to 1984

 John D'Errico            58 With Therma-Wave:
    Director                 . Director since 2001

                             With Others:
                             . Executive Vice President, Storage Components,
                               LSI Logic Corporation since 1998
                             . Vice President & General Manager Pan Asia,
                               LSI Logic Corporation from 1997 to 1998
                             . Vice President, Japanese Manufacturing, LSI
                               Logic Corporation from 1994 to 1997
                             . Vice President, US Manufacturing, LSI Logic
                               Corporation from 1991 to 1994
                             . Vice President, Wafer Fab Operations,
                               National Semiconductor Corporation from 1990
                               to 1991

Class I Directors (Term Expiring at the 2003 Annual Meeting)

Name of Nominee          Age                   Positions Held
----------------         ----  ----------------------------------------------
G. Leonard Baker, Jr.     59 With Therma-Wave:
    Director                 . Director since 1997

                             With Others:
                             . Managing Director of the General Partner of
                               Sutter Hill Ventures since 1974
                             . Director of Praecis Pharmaceuticals, Inc. and
                               several privately-held companies

 Ian K. Loring            35 With Therma-Wave:
    Director                 . Director since 1999

                             With Others:
                             . Principal of Bain Capital, Inc. since 1997
                             . Associate of Bain Capital, Inc. from 1996 to
                               1997
                             . Vice President of Berkshire Partners from
                               1993 to 1996

Class II Directors (Term Expiring at the 2004 Annual Meeting)

 Name of Nominee           Age                   Positions Held
------------------         ----  ----------------------------------------------
  Frank Alvarez             56 With Therma-Wave:
     Director                  . Director since 2001

                               With Others:
                               . Director, Triquint Corp.
                               . Vice President, Technology & Manufacturing
                                 Group, General Manager Systems Manufacturing,
                                 Intel Corporation from 1998 to 2000
                               . Vice President, Technology & Manufacturing
                                 Group, General Manager Strategic Components
                                 Manufacturing, Intel Corporation from 1996 to
                                 1998
                               . Vice President, Technology & Plant Manager,
                                 Intel Corporation from 1993 to 1996

  David Dominik             46 With Therma-Wave:
     Director                  . Director since 1997

                               With Others:
                               . Managing  Director of Golden Gate Capital
                                 since 2000
                               . Managing  Director of Bain Capital, Inc. from
                                 1993 to 2000
                               . Managing  Director of Information Partners,
                                 Inc. since 1993
                               . General Partner of Information Partners, L.P.
                                 since 1990
                               . Director of Oasis Healthcare Inc., Dynamic
                                 Details, Incorporated,  Integrated Circuit
                                 Systems, Inc.,  OneSource Information
                                 Services, Inc.  and several privately held
                                 companies

Martin M. Schwartz          57 With Therma-Wave:
 President, Chief              . President, Chief Executive Officer and Director
Executive Officer                since July 1999
   and Director                . President, Chief Operating Officer and Director
                                 since 1998
                               With Others:
                               . President, Chief Executive Officer and Director
                                 of Southwall Technologies Inc. from 1994 to 1998

The board of directors recommends a vote FOR Ms. Talat F. Hasan as a Class I director and Dr. David E. Aspnes and Mr. John D'Errico as Class III directors as set forth in Proposal No. 1.

PROPOSAL NO. 2:
Approval of the Amendment to the
2000 Equity Incentive Plan
to Increase the Number of Shares
Authorized for Issuance

General Description of the 2000 Equity Incentive Plan

What Is the 2000 Plan?

The 2000 Plan allows the board of directors to grant stock options to employees and others in order to attract and retain the best possible personnel for positions of substantial responsibility and to promote the success of Therma-Wave's business. The 2000 Plan was originally adopted by the board of directors and approved by the stockholders on January 31, 2000 and February 2, 2000, respectively. An amendment to the 2000 Plan was adopted by our board of directors and approved by the stockholders in May 2000 and July 2000, respectively. The 2000 Plan, as amended, provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of non-statutory stock options to our employees, directors and consultants. A total of (1) 3,300,000 shares of common stock, (2) any shares returned to the company as a result of terminated options or awards under the 1997 plans (1997 Stock Purchase and Option Plan, 1997 Employee Stock Purchase and Option Plan and 1997 Special Employee Stock Purchase and Option Plan) and (3) annual increases to be added on the date of each annual meeting of stockholders of Therma-Wave commencing in 2000 equal to one percent of the outstanding shares of common stock, or a lesser amount as may be determined by the board of directors, have been reserved for issuance pursuant to the 2000 Plan. As of June 7, 2002, options to purchase 3,689,966 shares of common stock have been awarded under the 2000 Plan. The following chart gives additional information about the options outstanding under the 2000 Plan as of June 7, 2002.

	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under 2000 Plan
2000 Plan	3,111,223	$ 13.35	962,440

We are asking our stockholders to approve the amended 2000 Equity Incentive Plan so that we can continue to use the plan to achieve Therma- Wave's goals and also continue to receive a federal income tax deduction for compensation paid under the plan. In February 2002, the board of directors approved an amendment to the 2000 Plan to increase the number of shares authorized for issuance under the 2000 Plan by 3,000,000 shares of common stock, $0.01 par value, from 3,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our stock option plans adopted in 1997 and plus an annual increase of one percent of the company's outstanding shares) to a total of 6,300,000 shares of common stock (plus any shares returned to the company as a result of terminated options granted under our 1997 plans and plus an annual increase of one percent of the company's outstanding shares). Under the terms of the 2000 Plan, in order for the board of directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment will be substantially in the form attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendment in its entirety.

The following table shows the option grants to the company's named executives (as described on page 17) individually, all executive officers as a group, all directors as a group (excluding executive officers), and all employees as a group (excluding executive officers) under the 2000 Plan during the last fiscal year:

                                                         2000 Equity
                                                       Incentive Plan
                                                    -----------------------
                                                                  Number
                                                      Dollar        of
                                                       Value       Units
                                                    ----------- -----------
Martin M. Schwartz, President and
 Chief Executive Officer............................   536,000      40,000
Dr.Jon L. Opsal, Senior Vice President,
 Chief Technical Officer............................   201,000      15,000
Dr.W. Lee Smith, Senior Vice President,
 Business Development and Strategic Marketing.......   241,200      18,000
William Warren, Senior Vice President,
 Business Operations................................ 1,301,350      85,000
Robert Ozarski,Senior Vice President,
 Development and Engineering........................   402,000      30,000
Executive Officers as a group(7 persons, including
 the 5 named executives)............................ 4,001,499     308,325
Non-Executive Directors as a Group.................  1,691,149     142,325
Non-Executive Employees as a Group................. 15,706,725   1,660,795

Who Is Eligible to Participate in the 2000 Plan?

Employees, officers and directors of the company are eligible to receive awards of stock options under the 2000 Plan. Also, any advisor engaged by the company to provide services to the company may receive stock options under the 2000 Plan. Currently, approximately 540 people are eligible to participate in the 2000 Plan. The compensation committee of the board determines the people it wants to give stock option grants to and the number of shares and options it granted to each person.

What Is the Maximum Compensation that a Participant May Receive Under the 2000 Plan?

No one may be granted options to purchase more than 500,000 shares of common stock in any fiscal year. However, any employee, officer or director may be granted options to purchase up to an additional 500,000 shares of common stock in connection with his or her initial service that would not be counted toward the 500,000 shares of common stock that can be granted in a fiscal year. This cap on the number of shares of common stock that can be granted as options will be adjusted for any stock split, reverse stock split, dividend or any other similar increase or decrease in the issued number of shares of our common stock.

What Is the Price of the Options Granted Under the 2000 Plan?

The exercise price of the options granted under the 2000 Plan will be determined by the compensation committee of the board of directors at the time the options are granted. However, the exercise price of the options must be at least 100% of the reported closing value of our common stock as reported on the Nasdaq National Market on the day before the date the options are granted. Furthermore, if the individual receiving the stock options under the 2000 Plan owns more than ten percent of the voting power of the outstanding stock, then the exercise price of the options granted to that individual must be at least equal to 110% of the closing value of our common stock on the day before the date the options are granted.

How Can Options Granted Under the 2000 Plan Be Exercised?

Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by the optionee. Options granted under the 2000 Plan must generally be exercised within three months after the end of a recipient's status as an employee, director or consultant of Therma-Wave, or within 12 months after the individual's termination by death or disability, but in no event later than the expiration of the option term.

What Is the Term of Options Granted Under the 2000 Plan?

Generally, the term of all options granted under the 2000 Plan is limited to ten years from the date they were granted. However, incentive stock options granted to anyone who owns more than ten percent of the voting power of our outstanding stock are limited to a term of five years from the date they were granted.

What Happens to the Options Granted Under the 2000 Plan if Therma-Wave Merges with Another Company?

The 2000 Plan provides that in the event of a merger of Therma-Wave with or into another corporation, or a sale of substantially all of our assets, each option will be assumed or an equivalent option will be substituted for the Therma-Wave option by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the compensation committee will provide for the optionee to have the right to exercise the option for all the optioned stock, including shares as to which it would not yet otherwise be exercisable. If the compensation committee makes an option exercisable in full in the event of a merger or sale of assets, the compensation committee will notify the optionee that the option will be fully exercisable for a period of 15 days from the date of the notice, and the option will terminate upon the expiration of the fifteen-day period.

How Is the 2000 Plan Amended?

The 2000 Plan may be amended, suspended or terminated by the board at any time. Amendments may also require stockholder approval according to the law. No amendment or termination of the 2000 Plan will effect the rights of any person who has received options under the 2000 Plan unless agreed to by the person who has received the options.

What are the Federal Tax Consequences of Options Granted under the 2000 Plan?

Under current United States laws, in general, recipients of options to purchase stock under the 2000 Plan are taxed upon their receipt of common stock on the exercise of the options at ordinary income tax rates. Subject to Section 162(m) of the of the federal tax code, Therma-Wave will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

Where Can I Find a Copy of the Entire 2000 Plan?

The summary we have included about the 2000 Plan is qualified in its entirety by reference to the 2000 Plan, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2000, as amended by an amendment filed as an exhibit to a registration statement on Form S-8 dated February 22, 2002.

What Vote Is Required to Approve the Amendment to the 2000 Plan?

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

This Proposal No. 2, if approved, would increase the number of shares of common stock available for option grants under the 2000 Plan. There are currently 3,300,000 shares of our common stock authorized for issuance under the 2000 Plan plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares. Of that number, as of June 7, 2002, 3,658,321 shares have already been granted, leaving only 962,440 shares available for future grant. This amendment would increase the number of shares of common stock authorized for issuance under the 2000 Plan by 3,000,000 to a total of 6,300,000 plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares.

We believe strongly that approval of the amendment to the 2000 Plan is essential to our continued success. Our employees are our most valuable asset. Stock options are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Options also are crucial to our ability to motivate employees to achieve our goals.

Your ratification of the board of directors' amendment to the 2000 Plan will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future. The attraction and retention of these individuals is vital to the success of our business.

The board of directors recommends a vote FOR approval of the amendment to the 2000 Equity Incentive Plan to increase the number of shares authorized for issuance as set forth in Proposal No. 2.

PROPOSAL NO. 3:
Approval of the Amendment to
Our Restated Certificate of Incorporation
to Increase the
Total Number of Shares of
Common Stock Authorized
For Issuance

The Restated Certificate of Incorporation of the company, as currently in effect, authorizes the company to issue up to 1,000,000 shares of Series A convertible preferred stock, par value $.01 per share, 5,000,000 shares of preferred stock, par value $.01 per share, and 35,000,000 shares of common stock, par value $.01 per share. On February 5, 2002, the board of directors approved an amendment to our Restated Certificate of Incorporation of the company providing for an increase in the total number of shares of common stock authorized for issuance from 35,000,000 to 75,000,000 shares. The full text of the amendment will be substantially in the form attached hereto as Annex B.

As of June 7, 2002, we had approximately 29,130,000 shares of common stock outstanding, 5,611,000 shares of common stock reserved for future issuance pursuant to our various stock plans and for future issuance upon the exercise of outstanding warrants. Based on the foregoing, as of June 7, 2002, the number of authorized and unissued shares not reserved for any specific use and available for future issuances was only approximately 259,000. If the amendment is approved by our stockholders, each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock.

The board of directors believes the amendment is desirable to increase the total number of common stock authorized for issuance in order to give the company greater flexibility in considering and planning for future business needs. The shares will be available for issuance by the board of directors for proper corporate purposes, including but not limited to, compensation plans, acquisitions, investments and strategic relationships and financings.

If the stockholders approve the amendment, the board of directors may cause the issuance of additional shares of common stock without further vote of the stockholders of the company, except as provided under applicable law or under the rules of the Nasdaq National Market or any securities exchange on which shares of common stock are listed.

The issuance of additional shares of common stock could have the effect of diluting earnings per share, voting power and shareholdings of stockholders. Current holders of common stock have no preemptive or similar rights, which means that our current stockholders do not have a prior right to purchase any new issuance of common stock in order to maintain their proportionate shareholding or ownership in the company. The issuance of additional shares of common stock could also have the effect of making it more difficult for a third party to acquire control of the company, because such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the company. For example, such shares could be privately sold to purchasers who might side with the board of directors in opposing a hostile takeover bid. However, this proposal is not in response to any effort of which we are aware to accumulate the company's stock or obtain control of the company. Other than in connection with the company's stock plans and outstanding warrants, the company has no present intent to issue any shares of common stock.

Your approval of the amendment to the Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future. In addition, the board of directors believes that the proposed increase in the number of authorized shares of common stock will make a sufficient number of shares available should the company decide to use the additional shares for one or more of the other previously mentioned purposes or otherwise. The company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the board of directors.

The board of directors recommends a vote FOR approval of the amendment to our Restated Certificate of Incorporation to increase of the total number of shares of common stock authorized for issuance as set forth in Proposal No. 3.

OTHER MATTERS

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, your proxy representatives will be able to vote those matters in their discretion.

PRINCIPAL STOCKHOLDERS

The following table provides information with respect to the beneficial ownership of our Class A common stock, as of March 31, 2002 by:

  each person or group of affiliated persons who is known by us to own beneficially more than 5% of our common stock;

  each of our directors or those nominated to be a director;

  each of our named executives; and

  all directors, named executives and other executive officers as a group.

The table includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person under the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes: (a) shares of common stock that are subject to options held by that person that are currently exercisable or are exercisable within 60 days of March 31, 2002 and (b) shares of common stock that are subject to repurchase but vest within 60 days of March 31, 2002.

These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person. As of March 31, 2002, there were 29,090,118 shares of common stock issued and outstanding.

                                             Shares Beneficially
                                                Owned
                                             -----------------------
                                               Number    Percentage
Name and Address                              of Shares  of Ownership
-------------------------------------------- ----------- -----------
Principal Stockholders:
Capital Group International, Inc. and
 Capital Guardian Trust Company (1).......... 2,906,400        10.0%
 11100 Santa Monica Blvd.
 Los Angeles, California 90025
Westfield Capital Management Co., LLC........ 2,028,145         7.0%
 One Financial Center
 Boston, MA 02111
State Street Research & Management Company... 1,657,981         5.7%
 One Financial Center, 30th Floor
 Boston, MA 02111-2690

Directors and Named Executives:
Martin M. Schwartz (2).......................   208,750           *
Dr.Jon L. Opsal (3)..........................   261,627           *
Dr.W. Lee Smith (4)..........................   281,119           *
William Warren (5)...........................    65,645           *
Robert Ozarski (6)...........................    20,000           *
Frank Alvarez (7)............................     8,600           *
Dr. David E. Aspnes (8)......................     5,500           *
G. Leonard Baker, Jr. (9)....................   561,665         1.9%
John D'Errico (10)...........................     5,000           *
David Dominik................................        --           *
Ian K. Loring................................        --           *
Dr.Allan Rosencwaig (11)..................... 1,874,904         6.4%
Talat F. Hasan (12).......................... 1,038,655         3.6%
All Directors, Named Executive and Other
 Executive Officers (18 persons)............. 4,494,312        15.4%

* Less than one percent.

  Pursuant to Schedule 13G filed with the Securities and Exchange Commission on April 10, 2002 by Capital Group International, Inc. and Capital Guardian Trust Company, 2,906,400 shares are held by Capital Group International, Inc. including 2,795,200 shares held by Capital Guardian Trust Company. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Securities Exchange Act of 1934 (the "Act") and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment, advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported in the Schedule 13G; however, Capital Group International, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Act is deemed to be the beneficial owner of 2,795,200 shares of common stock as a result of its serving as the investment manager of various institutional accounts.

  The 208,750 shares of common stock in the table include 205,000 shares of common stock that can be acquired upon the exercise of outstanding options.

  The 261,627 shares of common stock in the table include 131,405 shares of common stock that can be acquired upon the exercise of outstanding options.

  The 281,119 shares of common stock in the table include 105,280 shares of common stock that can be acquired upon the exercise of outstanding options.

  The 65,645 shares of common stock in the table include 62,395 shares of common stock that can be acquired upon the exercise of outstanding options.

  The 20,000 shares of common stock in the table represent shares of common stock that can be acquired upon the exercise of outstanding options.

  The 8,600 shares of common stock in the table include 5,000 shares of common stock that can be acquired upon the exercise of outstanding options.

  The 5,500 shares of common stock in the table include 5,000 shares of common stock that can be acquired upon the exercise of outstanding options.

  The 561,665 shares of common stock in the table represent shares held by Sutter Hill Ventures, A California Limited Partnership, Saunders Holdings, L.P., a Keogh account for Mr. Baker's benefit and Mr. Baker directly as an individual. Other than the shares he owns directly, Mr. Baker disclaims beneficial ownership of any of the shares in which he does not have a pecuniary interest. Mr. Baker is a Managing Director of the General Partner of Sutter Hill Ventures, A California Limited Partnership and his address is c/o 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304.

  The 5,000 shares of common stock in the table represent shares of common stock that can be acquired upon the exercise of outstanding options.

  The 1,874,904 shares of common stock in the table include 436,719 shares of common stock that can be acquired upon the exercise of outstanding options. Dr. Rosencwaig resigned from our board of directors on May 10, 2002.

  The 1,038,655 shares of common stock in the table include 31,339 shares of common stock that can be acquired upon the exercise of outstanding warrants.

MANAGEMENT

Executive Officers

   Name of Officer             Age                 Positions Held
----------------------         ----  -------------------------------------------
  Martin M. Schwartz            57 With Therma-Wave:
President, Chief Executive         . President, Chief Executive Officer and
 Officer and Director                Director since July 1999
                                   . President, Chief Operating Officer and
                                     Director since 1998

                                   With Others:
                                   . President, Chief Executive Officer and
                                     Director of Southwall Technologies Inc.
                                     from 1994 to 1998
                                   . Vice President, Business Operations of
                                     Southwall Technologies Inc. from 1988 to
                                     1994
                                   . Various Positions ending as Director of
                                     Operations of Chemelex Group, Raychem
                                     Corporation from 1974 to 1988

   L. Ray Christie              58 With Therma-Wave:
Vice President, Chief              . Vice President, Chief Financial Officer
Financial Officer and                and Secretary since 1998
      Secretary
                                   With Others:
                                   . Vice President, Chief Financial Officer
                                     and Secretary of Southwall Technologies
                                     Inc. from 1996 to 1998
                                   . Vice President of a subsidiary of
                                     California Microwave, Inc. from 1993 to
                                     1996
                                   . Controller of Southwall Technologies Inc.
                                     from 1990 to 1993

   Dr.Jon L. Opsal              61 With Therma-Wave:
Senior Vice President,             . Senior Vice President, Chief Technical
Chief Technical Officer              Officer since 2001
                                   . Vice President, Research and Development
                                     from 1994 to 2001
                                   . Director of Research from 1993 to 1994
                                   . Physics Group Manager from 1982 to 1993

   Dr.W. Lee Smith              53 With Therma-Wave:
Senior Vice President,             . Senior Vice President, Business
Business Development and             Development and Strategic Marketing since
 Strategic Marketing                 2001
                                   . Vice President, Marketing and Product
                                     Management from 1998 to 2001
                                   . Vice President, Strategic Marketing
                                     from 1993 to 1998
                                   . Vice President, Product Development and
                                     Other Positions from 1983 to 1993

  William E. Warren             36 With Therma-Wave:
Senior Vice President,             . Senior Vice President, Business Operations
 Business Operations                 since 2001
                                   . Vice President, Corporate Technical
                                     Services and North American Field
                                     Operations from 2000 to 2001
                                   . Director, North American Field Operations
                                     from 1998 to 2000
                                   . Various Positions from 1982 to 1998

    Robert Ozarski              54 With Therma-Wave:
Senior Vice President,             . Senior Vice President, Development and
   Development and                   Engineering since 2001
     Engineering
                                   With Others:
                                   . Vice President, Product Development, Cymer
                                     Inc. from 1996 to 2000
                                   . Director of Engineering, Silicon Etch
                                     Division, Applied Materials from 1992 to
                                     1996
                                   . Director of Engineering,ETEC Systems from
                                     1991 to 1992

    Talat F. Hasan              50 With Therma-Wave:
Director, Senior Vice              . Director,  since February 2002
    President and                  . Senior Vice President,  since January 2002
Chief Executive Officer            . President and Chief Executive Officer of
of Sensys Instruments                Sensys Instruments Corporation, a wholly-
Corporation, a wholly-               owned subsidiary Therma-Wave, since January
 owned subsidiary of                 2002
     Therma-Wave
                                   With Others:
                                   . Founder, Chairman and Chief Executive Officer
                                     of Sensys Instruments Corporation from 1996
                                     to 2002
                                   . Senior Vice President of Tencor Instruments
                                     from 1994 to 1995
                                   . Founder, Director and Senior Vice President
                                     of Prometrix Corporation from 1983 to 1994

Compensation

Executive officers of the company are elected by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended April 1, 2002 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the company as of the end of fiscal 2002 whom we refer to as the named executives.

Summary Compensation Table

                                                                           Long-Term
                               Annual Compensation                         Compensatoin Awards
                              ---------------------------------------      -------------------------
                                                                           Securities  All Other
                        Fiscal                         Other Annual        Underlying Compensation
Name and Position       Year     Salary     Bonus      Compensation        Options (#)    ($)
----------------------- ------ ---------- ----------   --------------      ---------  --------------
Martin M. Schwartz (1).. 2002   $390,769   $    --        $12,975 (7)        40,000         $110 (3)
 President and Chief     2001    390,783    421,000 (2)    12,975 (7)        40,000        1,263 (3)
 Executive Officer       2000    336,728    430,332 (2)        --           150,000        1,263 (3)

Jon L. Opsal............ 2002   $235,569   $    --           $975 (7)        15,000       $2,650 (6)
 Senior Vice President,  2001    229,109    147,000 (2)       975 (7)        15,000           63 (4)
 Research and            2000    205,401     96,000 (2)        --                --        1,247 (3)
 Development and
 Chief Technical Officer

W. Lee Smith............ 2002   $201,215   $    --         $6,975 (7)        18,000      $41,677 (4)(6)
 Senior Vice President,  2001    195,227    126,000 (2)     6,975 (7)        18,000        2,107 (4)
 Business                2000    179,942     90,000 (2)        --                --        2,169 (4)
 Development and
 Strategic Marketing

William Warren.......... 2002   $225,193   $    --        $28,795 (5)(7)     85,000           --
 Senior Vice President,  2001    148,654    304,420 (2)   180,664 (5)(6)(7)  20,000           --
 Business                2000    120,743    196,580 (2)   233,220 (5)        46,000           --
 Operations

Robert Ozarski.......... 2002   $195,538   $    --         $8,775 (7)        30,000      $34,806 (8)
 Senior Vice President,  2001     50,769     25,000 (9)     2,538 (7)        80,000        9,111 (8)
 Development and         2000         --         --            --                --           --
 Engineering

(1) Mr. Schwartz joined Therma-Wave in August 1998 as Therma-Wave's President and Chief Operating Officer. In July 1999, Mr. Schwartz began serving as Therma-Wave's Chief Executive Officer.

(2) Bonuses earned by Messrs. Schwartz, Opsal, Smith and Warren in fiscal 2001 and 2000 as a result of Therma-Wave achieving performance targets for those periods.

(3) Insurance premiums paid by Therma-Wave on behalf of Mr. Schwartz.

(4) Imputed interest on outstanding borrowings from Therma-Wave.

(5) Commissions paid as a result of achieving sales targets.

(6) Cash paid in lieu of vacation and invention award.

(7) Car allowances and flexible credits earned.

(8) Relocation expense paid.

(9) Recruitment bonus.

Option Grants in Last Fiscal Year

The following table shows information regarding stock options granted by the company to the named executives during the company's last fiscal year:

                                                                                       Potential
                                                                                       Realizable Value at
                                                                                       Assumed Annual Rate
                                                                                       of Stock Price
                                % of Total  Exercise     Market                        Appreciation for
                     Securities  Options     of Base    Price on                       Option Term
                     Underlying Granted in    Price     Date of                        ---------- -----------
Name                 Options (#)Fiscal YearPer Share(a)  Grant     Expiration Date (b)   5% ($)     10% ($)
-------------------- ---------- ---------- ----------- ---------- -------------------- ---------- -----------

Martin M. Schwartz...   40,000        2.0%     $13.40     $13.40             7/26/2011  $337,088    $854,246
William Warren.......   85,000        4.2%     $15.31     $15.31             4/23/2011  $553,961  $1,652,923
W. Lee Smith.........   18,000        0.9%     $13.40     $13.40             7/26/2011  $151,689    $384,411
Jon L. Opsal.........   15,000        0.7%     $13.40     $13.40             7/26/2011  $126,408    $320,342
Robert Ozarski.......   30,000        1.5%     $13.40     $13.40             7/26/2011  $212,816    $640,684

______________________

(a) Exercise price was determined by our board of directors based upon the closing price of our stock on the day prior to the grant.

(b) Options will expire on the earlier of 90 days after the date of termination of employment or the date indicated above.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table shows information for the named executives concerning stock option exercises during the company's last fiscal year and options outstanding at the end of the last fiscal year:

                                             Number of Securities       Value of Unexercised
                                             Underlying Unexercised     In-the-Money Options
                       Shares                Option at Fiscal year End  at Fiscal Year-End ($)(a)
                      Acquired      Value    -------------------------- --------------------------
Name                 on Exercise Realized($) Unexercisable Exercisable  Unexercisable Exercisable
-------------------- ----------- ----------- ------------- ------------ ------------- ------------

Martin M. Schwartz...     0          $0           225,000      205,000     1,509,800    1,885,800
William Warren.......     0          $0           123,147       34,500        86,795      149,580
W. Lee Smith.........     0          $0           132,280        4,500       251,320            0
Jon L. Opsal.........     0          $0           153,905        3,750       310,228            0
Robert Ozarski.......     0          $0            90,000       20,000       192,600       53,800

_____________________

(a) Based on the closing price of the common stock at March 28, 2002.

Employment Agreements of Named Executives

Messrs. Schwartz, Warren, Smith, Opsal and Ozarski

We entered into substantially similar employment agreements with Messrs. Smith and Opsal in May, 1997, and with Mr. Schwartz in August 1998. Mr. Schwartz's agreement was amended in July 1999 when he was promoted to Chief Executive Officer. In addition, Mr. Schwartz was given a salary increase in 2001, effective for fiscal 2002. Each of these employment agreements provides that the named executive will serve with Therma-Wave in his current position for a period that will end on May 2002 or, in the case of Mr. Schwartz, August 2003; provided, however, that each named executive's employment period will automatically terminate upon the named executive's resignation, death or disability or termination for good reason (as defined therein), or upon termination by Therma-Wave, with or without cause (as defined therein). Under their respective employment agreements, Messrs. Schwartz, Smith and Opsal will receive:

  an annual base salary of at least the following, subject to review by the board and our president or chief executive officer:

Name                            Annual Base Salary
------------------------------- -----------------
Martin M. Schwartz..............    $400,000
W. Lee Smith....................    $205,000
Jon L. Opsal....................    $240,000

(a) As of January 28, 2002, the annual base salary of Mr. Schwartz was reduced by 15%, the annual salaries of Messrs. Smith and Opsal were reduced by 12%.

  an annual bonus based upon our achievement of operating
targets and the attainment of individual goals by each named executive, each to be determined by the board and our president or chief executive officer on an annual basis; and

  customary fringe benefits.

If the executive's employment is terminated by us without
cause, by the named executive for good reason or as a result of his disability, the executive will be entitled to receive his then current base salary, a bonus equal to 30% to 50% of base salary and fringe benefits for 15 months. These 15-
month periods are each referred to herein as "executive severance periods." If the named executive's employment is terminated by us for cause or if the named executive resigns without good reason, the named executive will be entitled to receive his then current base salary through the date of termination. Under these employment agreements, each named executive has agreed not to:

  compete with us during the period in which he is employed
by us;

  disclose any confidential information during the period
in which he is employed by us and for all times thereafter;

  solicit any customer, supplier, licensee, licensor,
franchisee or other business relation of ours while he is employed by us, during the applicable executive severance period and for two years thereafter; and

  solicit or hire any of our employees for a period of five
years following the date of termination.

In addition, Messrs. Schwartz, Smith and Opsal have agreed to disclose to us any and all inventions, as defined in their employment agreements, relating to our business conceived or learned by him during his employment with us and acknowledge that these inventions will be our property.

Loans to Executive Officers

In connection with our recapitalization in May 1997, we
made loans in an aggregate principal amount of $297,931 to senior management in connection with their purchase of shares of capital stock under the stock agreements. An aggregate principal amount of $200,000 of these loans are currently outstanding. These loans are secured by a pledge of the shares of common stock owned by these executive officers and bear interest at a rate equal to the applicable federal rate at the time of the recapitalization. The loans are payable upon a sale of Therma-Wave or earlier under other similar circumstances.

In addition, we made loans in connection with the
recapitalization to executive officers to pay tax liabilities associated with the distribution they received from Toray Industries, Inc. as part of that recapitalization.  These loans do not bear interest and mature upon the consummation of an "approved sale" of Therma-Wave, which is defined in the stock agreements to include a sale of all or substantially all of our assets determined on a consolidated basis or a sale of all of our capital stock to an independent third party or group of independent third parties, which has been approved by the holders of a majority of the shares of common stock held by the
Bain Group, as defined in the stock agreements to include the Bain Capital Funds and Randolph Street Partners. Each loan must be prepaid in the event that the executive officer receives any cash dividends or distributions on the capital stock purchased under stock agreements in connection with the recapitalization or any proceeds from the transfer of the stock covered by these loans.  The loans are secured by a pledge of the capital stock purchased under stock agreements in connection with the recapitalization.

The following table sets forth the amount of each of these
loans to the following named executive:

                                            Amount of Loan
                                          as of June 7, 2002
                                     ------------  ------------
                                      Stock Loan     Tax Loan
                                     ------------  ------------
Lee Smith.......................... $     29,257  $     35,790
                                     ------------  ------------
                                    $     29,257  $     35,790
                                     ============  ============

STOCK PLANS

1997 Stock Purchase and Option
Plan

In connection with Therma-Wave's recapitalization in
1997, our board of directors adopted the Therma-Wave, Inc. 1997 Stock Purchase and Option Plan, or the 1997 Stock Plan, which authorizes the granting of stock options and the sale of common stock to employees, directors, consultants or advisors of Therma-Wave or our subsidiaries. Under the 1997 Stock Plan, the board is authorized to sell or otherwise issue any class or classes of common stock at any time prior to the termination of the 1997 Stock Plan in the quantity, at the price, on the terms and subject to the conditions as established by the board up to an aggregate of 5,311,212 shares of common stock, including shares of common stock with respect to which options may be granted, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of these events.  As of June 7, 2002, options to purchase an aggregate of 969,856 shares of common stock were outstanding, with exercise prices ranging from $4.00 to $15.89 per share, under the 1997 Stock Plan.  No future options to purchase stock will be granted under the 1997 Stock Plan.

1997 Employee Stock Purchase and
Option Plan

On October 31, 1997, the board of directors approved the
1997 Employee Stock Purchase and Option Plan, or the 1997 Employee Stock Plan,
which authorizes the granting of stock options and the sale of common stock to current employees, directors, consultants or advisors of Therma-Wave or our subsidiaries. The 1997 Employee Stock Plan authorizes the granting of stock options up to an aggregate of 2,067,538 shares of common stock, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of these events.

Options to purchase an aggregate of 778,846 shares of common stock were outstanding as of June 7, 2002 under the 1997 Employee Stock Plan.
These options will vest and become exercisable in four equal installments beginning on the first anniversary of the grant date and continuing thereafter on an annual basis. Unvested options will terminate in the event that the optionee ceases to be employed with Therma-Wave and vested but unexercised options will terminate immediately if the optionee is terminated for cause or after 30 days, or another period as may be specified in any particular option agreement, if the optionee ceases to be employed by Therma-Wave for any other reason.  As of June 7, 2002, most of our option agreements provide that options will immediately terminate after 90 days if the optionee ceases to be employed by Therma-Wave for any reason other than cause. All of the options granted have an exercise price equal to the fair market value of the common stock on the date of grant.  No future options to purchase stock will be granted under the 1997
Employee Stock Plan.

1997 Special Employee Stock Purchase
and Option Plan

On October 31, 1997, our board of directors approved the
1997 Special Employee Stock Purchase and Option Plan, or the 1997 Special
Employee Stock Plan, which authorizes the granting of stock options and the sale of common stock to employees, directors, consultants or advisors of Therma-Wave or our subsidiaries. The 1997 Special Employee Stock Plan authorizes the granting of stock options up to an aggregate of 106,250 shares of common stock, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of these events.  Options to purchase an aggregate of 26,475 shares of common stock were outstanding as of June 7, 2002 under the 1997
Special Employee Stock Plan. These options will vest and become exercisable in four equal installments beginning on the first anniversary of the grant date and continuing thereafter on an annual basis. Unvested options will terminate in the event that the optionee ceases to be employed by Therma-Wave and vested but unexercised options will terminate immediately if the optionee is terminated for cause or after 30 days, or another period as may be specified in any particular option agreement, if the optionee ceases to be employed by Therma-Wave for any other reason. As of the date of this prospectus, most of our option agreements provide that options will immediately terminate after 90 days if the optionee ceases to be employed by Therma-Wave for any reason other than cause.  All of the options granted have an exercise price equal to the fair market value of the common stock on the date of grant.  No future options to purchase stock will be granted under the 1997 Special Employee Stock Plan.  The 1997 Special Employee
Stock Plan and the 1997 Employee Stock Plan are referred to herein as the 1997
Plans.

2000 Employee Stock Purchase Plan

The 2000 Employee Stock Purchase Plan, or the ESPP, was
adopted by our board of directors and our stockholders on January 31, 2000 and
February 2, 2000, respectively. An amendment to the 2000 Employee Stock Purchase
Plan was adopted by our board of directors and our stockholders on April 24,
2001 and July 27, 2001, respectively. The ESPP was established to give employees desiring to do so a convenient means of purchasing shares of common stock through payroll deductions or lump sum cash payments. The ESPP provides an incentive to participate by permitting purchases at a discounted price. We believe that ownership of stock by employees will foster greater employee interest in the success, growth and development of Therma-Wave. A total of
1,500,000 shares of our common stock was reserved for issuance under the ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code. The
ESPP is implemented through a series of overlapping offering periods of 24 months in duration, with new offering periods (other than the first offering period) commencing on April 1, July 1, October 1 and January 1 of each year.
Each offering period will consist of eight consecutive purchase periods of three months duration. The ESPP is administered by our board of directors or at the option of the board may be administered by a committee appointed by the board.
Our employees, including officers and employee directors, and the employees of any majority-owned subsidiary designated by our board of directors, are eligible to participate in the ESPP if they are employed by us or any majority-owned subsidiary for at least 20 hours per week and more than five months per year.
The ESPP permits eligible employees to purchase shares of our common stock through payroll deductions or lump sum cash payments, which may not exceed 15%
of an employee's compensation, at a price equal to the lower of 85% of the fair market value of our common stock at the beginning of each offering period or at the end of the applicable purchase period. In circumstances described in the
ESPP, the purchase price may be adjusted during an offering period to avoid our having to incur adverse accounting charges. Employees may end their participation in the offering at any time during the offering period, and participation in the ESPP ends automatically upon termination of employment with
us. Unless terminated earlier by our board of directors, the ESPP will have a term of ten years.

2000 Equity Incentive Plan

The 2000 Equity Incentive Plan was adopted by our board
of directors and approved by our stockholders on January 31, 2000 and February
2, 2000, respectively.  An amendment to the 2000 Plan was adopted by our board of directors in May 2000 and approved by our shareholders in July 2000.  The
2000 Plan, as amended, provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of nonstatutory stock options and to our employees, directors and consultants.  A total of (1) 3,300,000 shares of common stock, (2) any shares returned to the company as a result of terminated options or awards under the 1997 plans and (3) annual increases to be added on the date of each annual meeting of stockholders of Therma-Wave commencing in 2000 equal to 1.0% of the outstanding shares of common stock, or such lesser amount as may be determined by the board of directors, have been reserved for issuance pursuant to the 2000 Plan.

The administrator of the 2000 Plan has the power to determine the terms of the options granted, including the exercise price of the option, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise.  In addition, our board of directors has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 2000 Plan.

Options to purchase an aggregate of 3,111,223 shares of
common stock were outstanding as of June 7, 2002 under the 2000 Equity Incentive
Plan. Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by such optionee.  Options granted under the 2000 Plan must generally be exercised within 90 days after the end of an optionee's status as an employee, director or consultant of Therma-Wave, or within 18 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

The exercise price of all incentive stock options granted
under the 2000 Plan must be at least equal to the fair market value of the common stock at the close of market on the day before the date of grant.  The exercise price of non-statutory stock options granted under the 2000 Plan is determined by the administrator, but with respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant.  With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of Therma-Wave, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years.  The term of all other options granted under the 2000 Plan may not exceed ten years.

The 2000 Plan provides that in the event of a merger of
Therma-Wave with or into another corporation, or a sale of substantially all of our assets, each option shall be assumed or an equivalent option substituted for by the successor corporation.  If the outstanding options are not assumed or substituted for by the successor corporation, the administrator shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable.  If the administrator makes an option exercisable in full in the event of a merger or sale of assets, the administrator shall notify the optionee that the option shall be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period.

401(k) Plan

The company has a retirement plan under Section 401(k) of
the Internal Revenue Code covering substantially all employees. Discretionary company contributions accrued, which are based on achieving operating profit goals, were $0, $730,000 and $400,000 in fiscal 2002, 2001 and 2000, respectively.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP
("PricewaterhouseCoopers"), who have been our independent public accountants for the past two fiscal years, have again been selected by the Audit
Committee to be Therma-Wave's independent public accountants for fiscal year
2002.  Members of PricewaterhouseCoopers will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

Audit Fees

Aggregate fees for professional services rendered by
PricewaterhouseCoopers in connection with its audit of the Company's consolidated financial statements as of and for the year ended March 31, 2002 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $193,355.

All Other Fees

In addition to the fees described above, aggregate fees
of $822,871 were billed by PricewaterhouseCoopers during the year ended March
31, 2002, primarily for the following professional services:

Audit-related services(a).............................. $122,000
Income tax compliance and trlated tax services......... $624,371
Other(b)............................................... $ 76,500

(a) Audit related fees include fees for issuance of consents and audit of the Company's financial statements of a business acquired during the year.

(b) Other fees include pre-acquisition due diligence
services.

BOARD OF DIRECTORS

Committees of the Board

The board has three standing committees: the compensation
committee, the audit committee and the nominating committee.

The duties of the compensation committee include providing a general review of our compensation and benefit plans to ensure that they meet corporate objectives.  In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of all of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization.
The compensation committee also administers our stock plans.  The board may establish other committees to assist in the discharge of the responsibilities of the compensation committee.  Present members of the compensation committee are
Messrs. Baker and Alvarez  (neither of whom is an employee of the company).  The compensation committee met four times during fiscal 2002.

The audit committee makes recommendations to the board of
directors regarding the independent auditors and reviews the independence of the auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews the audit results with the independent auditors.  The audit committee is currently comprised of Messrs. Baker and Loring and D'Errico.  Messrs. Baker,
Loring and D'Errico are considered independent from the company.
PricewaterhouseCoopers presently serves as our independent auditors. The audit committee had seven meetings during fiscal 2002.

Therma-Wave's nominating committee recommends individuals to serve on the board of directors when a vacancy occurs. Messrs. Schwartz, Baker and Hasan serve on the nominating committee. While the nominating committee is responsible for recommending candidates for election as directors at the Annual
Meeting, stockholders also have an opportunity to nominate candidates for election to the board.  In general, any stockholder wishing to do so must send notice of the intent to make a nomination to the secretary of Therma-Wave at least 60 but not more than 90 days prior to the first anniversary of the date of the previous year's Annual Meeting.  The notice must contain biographical information about the nominee as required by the securities laws and regulations of the United States and also information identifying the stockholder making the nomination and any beneficial owners on whose behalf the nomination is made.
Further details about how a stockholder may nominate a person to serve on the board of directors can be found in the company's bylaws.

Director Compensation

Directors who are not employees of Therma-Wave or who are
not otherwise affiliated with us or our principal stockholders receive $15,000 annually and $1,000 per meeting attended (including $1,000 for each committee meeting attended unless the committee meeting is on the same date as the board meeting) as compensation for serving on the board, as well as an initial stock option grant of 20,000 shares. Directors are also reimbursed for their out-of-
pocket expenses incurred in connection with their services. We believe this compensation is commensurate with arrangements offered to directors of companies that are similar to Therma-Wave.

Compensation Committee Interlocks
and Insider Participation

The compensation
committee is currently comprised of Messrs. Alvarez and Baker.  During fiscal
2002, no compensation committee member was a current or former officer or employee of the company or its subsidiaries.No executive officer of the company served as a member of the compensation committee of, or as a director of, any company where an executive officer of that company is a member of our board of directors or compensation committee.  The members of the compensation committee thus do not have any compensation committee interlocks or insider participation, and there are no other interlocks or insider participation to report.

Indemnification of Directors
and Executive Officers

Therma-Wave has agreed to provide indemnification for our
board members and executive officers beyond the indemnification provided for in the Delaware General Corporation Law as provided for in Therma-Wave's Amended and Restated Certificate of Incorporation and bylaws.

Compliance with Section 16(a)
Beneficial Ownership Reporting Requirements in fiscal 2002

Section 16(a) of the Securities Exchange Act of 1934
requires Therma-Wave's directors, executive officers and greater-than-ten-
percent stockholders to file reports with the SEC regarding changes in beneficial ownership of Therma-Wave common stock and to provide Therma-Wave with copies of the reports.  Based on the company's review of these reports and of certifications furnished to us, the company believes that all of these reporting persons complied with the filing requirements for fiscal 2002.

RELATED PARTY TRANSACTIONS

Ms. Talat F. Hasan, Senior Vice President of Therma-Wave
and President and Chief Executive Officer of Sensys, is a joint owner of Hitek
Venture Partners Limited Partnership, or "Hitek." Sensys, a wholly owned subsidiary of Therma-Wave, leases from Hitek certain facilities occupied by Sensys in Santa Clara, California. During fiscal 2002, Hitek received $45,000 from the lease of such facilities. We believe the lease rate paid to Hitek is comparable to average market rates for similar nearby buildings.

As of March 31, 2002, we had, in the aggregate, outstanding
loans to management of approximately $200,000, the proceeds of which were used to acquire our capital stock and $1.0 million, the proceeds of which were used to pay certain tax liabilities incurred by certain executives. The loans used to acquire our capital stock bear interest at the applicable federal rate in effect at the time. The loans used to pay certain tax liabilities do not bear interest.
The executives have pledged their stock as security for the loans.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Under the rules of the SEC, this compensation
committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

The following report has been submitted by the
compensation committee of the board:

The compensation committee was established in January 2000 in connection with Therma-Wave's initial public offering.  The compensation committee is currently comprised of Messrs. Alvarez and Baker.

The compensation committee is responsible for:

  reviewing the recommendations of the company's chief
executive officer on compensation levels of all officers of the company;

  adopting and changing compensation policies and practices
of the company and reporting its recommendations to the full board;

  approving profit-sharing, bonuses, 401(k) matching
contributions; and

  administering the company's stock plans, including
reviewing all share authorizations and option grants and making recommendations to the board of directors.

In reviewing the company's compensation programs, the
compensation committee intends to adhere to a compensation philosophy that focuses management on achieving financial and operating objectives which provide long-term stockholder value.  The company's executive compensation programs are designed to align the interest of senior management with those of the company's stockholders.  There are three key components to executive compensation:

  base salary,

  annual bonus and

  long-term equity incentives.

The Committee has set forth below a discussion as to how the executive officers' compensation was determined.  In making its recommendations to the full board concerning adjustments to compensation levels, the compensation committee intends to consider the financial condition and operational performance of the company during the prior year.

Base Salary.  In fiscal 2002, the base salary for each
executive officer of the company was determined based on the expected level of responsibility of the executive officer and competitive market conditions in accordance with the officer's employment agreement.

Annual Bonus.  Each executive officer of the company
is eligible to earn a bonus based upon individual performance during the fiscal year and the company's performance generally.  The compensation committee considers the achievement of the net income goals to gauge the company's performance generally and the attainment of individual goals and objectives related to the officer's area of oversight to determine individual achievement.

Long-term Equity Incentives.  Therma-Wave has a number
of long-term equity incentive plans under which officers and employees may hold grants of stock or options to purchase stock of the company.  Officers currently hold grants of stock and options to purchase stock under the 1997 Stock Purchase and Option Plan, the 1997 Employee Stock Purchase and Option Plan and the 2000
Equity Incentive Plan.  No additional stock purchase rights or options to purchase stock will be granted to officers under the 1997 Stock Purchase and
Option Plan or the 1997 Employee Stock Purchase and Option Plan. The
compensation committee has broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the company.
Since the ultimate value of stock options bears a direct relationship to the market price of the common stock, the compensation committee believes that awards under the 2000 Equity Incentive Plan are an effective incentive for the company's management to create value for the company's stockholders.

The foregoing report has been approved by all members of the compensation committee.

Frank Alvarez.

G. Leonard Baker, Jr.

AUDIT COMMITTEE REPORT

The following report has been submitted by the audit
committee of the board:

The audit committee was established by the board in January
2000 in connection with the company's initial public offering. The audit committee is currently comprised of Messrs. Loring, Baker and D'Errico.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing:

  the financial information that will be provided to the
stockholders and others;

  the systems of internal controls that management and the
board have established; and

  all audit processes.

The general responsibilities of the audit committee
include:

  providing open avenues of communication between the
independent accountants and the board,

  reporting significant audit committee actions to the full
board and making appropriate recommendations to the board and conducting or authorizing investigations into matters
within the audit committee's scope of responsibility including retaining independent counsel, accountants or others as necessary to assist in an investigation.

During fiscal year 2002, the audit committee has received
disclosure from PricewaterhouseCoopers LLP, our independent accountants regarding its relationships with the company.  The audit committee has discussed the audited financial statements for fiscal year 2002 with the independent accountants and with the company's management.

It is the recommendation of the audit committee that the
company's audited financial statements for the fiscal year ended March 31, 2002 be included in the company's annual report on Form 10-K.

The foregoing has been approved by all members of the audit
committee.

Ian Loring

G. Leonard Baker, Jr.

John D'Errico

PERFORMANCE GRAPH

The following graph shows the company's cumulative total
stockholder return since the common stock became publicly traded on February 4,
2000. The graph assumes that the value of the investment in the company's common stock at its initial public offering price of $20.00 per share and each index was $100.00 on February 4, 2000.

Comparison of the Cumulative Total Return among Therma-
Wave, Inc., JPMorgan H&Q Semiconductor Index and the Nasdaq National Market
(U.S.) Index

                                                           JPMorgan H&Q        Nasdaq National
                                       Therma-Wave,Inc.  Semiconductor Index  Market (U.S.) Index
                                       ----------------- -------------------  -------------------

February 4, 2000.......................     $100.00           $100.00           $100.00
April 2, 2000..........................     $170.00           $125.24           $107.04
March 30, 2001.........................     $ 63.15           $ 60.47           $ 43.36
March 31, 2002.........................     $ 72.20           $ 71.38           $ 43.48

SUBMISSION OF STOCKHOLDERS' PROPOSALS

AND ADDITIONAL INFORMATION

Proposals of stockholders intended to be eligible for
inclusion in the company's proxy statement and proxy card relating to the 2003 annual meeting of stockholders of the company must be received by the company on or before the close of business February 28, 2003.  Any proposals should be submitted by certified mail, return receipt requested.

Therma-Wave's bylaws provide that a stockholder wishing to
present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that the notice must meet other requirements as specified in the bylaws. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of Therma-Wave's bylaws from the
Secretary of the company.

WHERE CAN I GET MORE INFORMATION?

Therma-Wave files annual, quarterly and special reports,
proxy statements and other information with the SEC.  Therma-Wave's SEC filings are available to the public over the Internet at the SEC's web site at
http://www.sec.gov.  You may also read and copy any document Therma-Wave files with the SEC at its public reference facilities at 450 Fifth Street, N.W.,
Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661-2511. You may also obtain copies of any document Therma-
Wave files at prescribed rates by writing to the Public Reference Section of the
SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the operation of the public reference facilities.

Enclosed with this Proxy is a copy of Therma-Wave's Annual
Report on Form 10-K for the fiscal year ended March 31, 2002, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please direct your request to Investor
Relations, Therma-Wave, Inc. 1250 Reliance Way, Fremont, California 94539, (510)
668-2200.

Annex A

Amendment to the 2000 Equity Incentive Plan

It is proposed that Section 3
of the 2000 Equity Incentive Plan shall be restated in its entirety as follows:

 3. Shares Subject to the Plan.  Subject to the
provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is (a)  6,300,000 Shares, plus (b) any Shares returned to the Company's existing stock option plans
(the "Existing Plans") as a result of termination of options under the
Existing Plans, plus (c) an annual increase to be added on the date of each annual meeting of the stockholders of the Company, beginning with the 2000 annual meeting of the stockholders, equal to one  percent (1.0%) of the outstanding Shares on such date or such lesser amount determined by the Board.
The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option expires or becomes unexercisable without
having been exercised in full, or is surrendered pursuant to an Option Exchange
Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the
Plan.

Capitalized terms not defined herein have the meaning set
forth in the 2000 Equity Incentive Plan.

Annex B

Amendment to the Restated Certificate of Incorporation of

Therma-Wave, Inc.

 It is proposed that Section A of Article IV of the Restated Certificate of Incorporation of Therma-Wave, Inc. be amended and restated in its entirety as follows:

A.  AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 81,000,000 shares, consisting of:

(1) 1,000,000 shares of Series A Convertible Preferred Stock, par value
$.01 per share ("Series A Preferred");

(2) 5,000,000 shares of Preferred Stock, par value $.01 per share
("Preferred Stock"); and

(3) 75,000,000 shares of Common Stock, par value $.01 per share
("Common Stock").

 Capitalized terms used herein but not defined herein have the meanings set forth in the Restated Certificate of Incorporation of Therma-Wave, Inc.

DETACH HERE

PROXY

THERMA-WAVE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

The undersigned hereby constitutes and appoints Martin M. Schwartz and L. Ray
Christie, and each or any of them, proxies of the undersigned ("proxy representatives"), with full power of substitution, to vote all of the shares of
Therma-Wave, Inc., a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting to be held at the Fremont
Marriott, 46100 Landing Parkway, Fremont, California 94538 on Tuesday, July 30,
2002 at 11:00 a.m. (Pacific Daylight Time) or at any adjournment or postponement thereof, as shown on the voting side of this card.

                   *************                                                  *************
                    SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                        SIDE                                                           SIDE
                   *************                                                  *************

DETACH HERE

[ x ] PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class I and III directors, FOR Proposal
2 and FOR Proposal 3.

1. Election of Nominees for Directors listed hereon.

Nominee: Class I Director

(1) Talat F. Hasan

Nominees: Class III Directors

(2) Dr. David E. Aspnes, (3) John D'Errico

                                                FOR      WITHHELD
                                                [  ]      [  ]

[  ]

For all nominees listed
hereon, except vote withheld from the nominee(s) listed above.

2. Approval of an amendment to the 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 3,300,000 shares to a total of 6,300,000 shares.

                                            FOR      AGAINST      WITHHELD
                                            [ ]        [ ]          [ ]

3. Approval of an amendment to
our Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance from 35,000,000 shares to 75,000,000 shares.

                                            FOR      AGAINST      ABSTAIN
                                            [ ]        [ ]          [ ]

In their discretion, the proxy representative are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING        [  ]

This Proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.